SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2003

CARREKER CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-24201	75-1622836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4055 Valley View Lane

Dallas, Texas 75244

(Address of principal executive offices)

(972) 458-1981

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On January 28, 2003, Carreker Corporation announced that Carreker’s Special Committee of independent board members had completed its investigation of Carreker’s financial statements and disclosures, and presented its findings to Carreker’s Board of Directors.  After weighing the Committee’s findings, as well as the matters identified by its own review, Carreker indicated that it will restate its financial statements beginning with its 1998 fiscal year.  Carreker also announced that it is scheduled to appear before the Nasdaq Qualifications Panel on January 30, 2003.

A copy of the press release issued on January 28, 2003, announcing the foregoing and other related information is attached as an exhibit to this report.

Item 7.    Exhibits

Exhibit
Number	Description
99.1	Carreker Corporation press release dated January 28, 2003

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 28, 2003

CARREKER CORPORATION

By:	/s/ Terry L. Gage
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Carreker Corporation press release dated January 28, 2003